Exhibit 10.1

CareRetail (HK) Holdings Limited

和

杭州九洲大药房有限公司

关于

浙江玖松医药管理有限公司

之

合资经营合同

2017年1月

Joint Venture Contract

On Zhejiang Jiusong Pharmaceutical Management Co., Ltd.

Made By and Between

CareRetail (HK) Holdings Limited

And

Hangzhou Jiuzhou Grand Pharmacy Co., Ltd.

Jan. 2017

目录
Contents

合资经营合同
Joint Venture Contract

本合资经营合同(下称“本合同”)由以下双方于2017年1月 18 日在中国杭州签署：
This Joint Venture Contract (hereinafter referred to as “this Contract”) is signed in Hangzhou, China on January 18, 2017 by and between:

甲方：CareRetail (HK) Holdings Limited，一家于中国香港注册的有限责任公司，其法定地址为Unit 1001,10/F. Infinitus Plaza 199 Des Voeux Road Central Hong Kong（下称“甲方”或“外方股东”）；
Party A: CareRetail (HK) Holdings Limited, a limited liability company registered in Hong Kong, China with its legal address at Unit 1001,10/F. Infinitus Plaza 199 Des Voeux Road Central Hong Kong (hereinafter referred to as “Party A” or “foreign shareholder”);

乙方：杭州九洲大药房 有限公司，一家于中国境内注册的有限责任公司，其法定地址为杭州市（下称“乙方”或“中方股东”）。
Party B: Hangzhou Jiuzhou Grand Pharmacy Co., Ltd., a limited liability company registered within the territory of China with its legal address at Hangzhou City (hereinafter referred to as “Party B” or “Chinese shareholder").

（甲方和乙方单称“一方”，合称“各方”。）
(Party A and Party B are called “party” individually and “parties” collectively.)

根据《中华人民共和国中外合资经营企业法》、《中华人民共和国中外合资经营企业法实施条例》、《中华人民共和国公司法》及中华人民共和国适用的法律和法规，双方本着平等互利的原则，经友好协商后，就在中国杭州市设立公司并使之成为一家中外合资的有限责任公司达成了一致，并特此签订本合同。
In accordance with the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures, Regulation on the Implementation of the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures, Company Law of the People’s Republic of China and other applicable laws and regulations of the People’s Republic of China, both parties reach a consensus on the establishment of the Company in Hangzhou City, China, which will be a Chinese-Foreign joint venture limited liability company in the principles of equality and mutual benefit through friendly negotiation and this Contract is hereby concluded.

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第一条	定义 Definition
1.1	除非上下文另有规定，本合同中使用的下列词语应具有以下含义： The following terms used in this Contract shall have the following meaning unless the context provides otherwise:
B

不可抗力事件 Force Majeure Event	在第20.1款中定义。 As defined in Article 20.1.

D

董事会 Board of Directors	指公司的董事会。 Refer to the Board of Directors of the Company.

G

双方或各股东 Both parties or each shareholder	指在第二条中定义的、本合同的甲方和乙方；“一方”或“一股东”单指其中的任何一方。 Refer to Party A and Party B to this Contract as defined in Article Two; “party” or “shareholder” refers to either party therein individually.

工商局 Administration for Industry and Commerce	指杭州市工商行政管理局及其分支机构。 Refer to Hangzhou Administration for Industry & Commerce and its branches.

公司 Company	指将根据本合同运营的有限责任公司，即浙江玖松医药管理有限公司（暂定名，以工商登记为准）。
Refer to the limited liability company operated according to this Contract, i.e. Zhejiang Jiusong Pharmaceutical Management Co., Ltd. (tentatively, subject to the industrial and commercial registration).

《公司法》 Company Law	指《中华人民共和国公司法》。 Refer to Company Law of the People’s Republic of China.

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关联方 Affiliated party	就任何一方而言，指直接或间接控制该方的、或被该方直接或间接控制的、或与该方共同受其直接或间接地控制的、任何人士、公司、合伙组织、信托组织或其他实体；为此定义之目的，“控制”一词在本定义中指直接或间接拥有该实体至少百分之五十(50%)的表决权。
In terms of either party, refer to any person, company, partnership, trust or other equity which, directly or indirectly, controls such party, is controlled by such party or is under common control with such party; for the purpose of this definition, “control” in this definition means owning fifty percent (50%) at least of voting power in such equity.

H

合同或本合同 Contract or this Contract	指本合资经营合同。 Refer to this Joint Venture Contract.

R

人民币 RMB	指中国的法定货币人民币。 Refer to the legal currency of China, i.e. Renminbi.

Z

章程 Articles of Association	指在本合同签署日期所签署的公司章程。 Refer to the Articles of Association of the Company signed on the date when this Contract is concluded.

中国 China	指中华人民共和国，仅为本合同之目的，不包括香港特别行政区、澳门特别行政区和台湾。
Only for the purpose of this Contract, refer to the People’s Republic of China, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

1.2	如“双方”的表述在上下文允许且除非另有相反规定的情况下，应包括其各自的承继者、受让人和被允许承让人以及从其处取得权利的任何人士。
The expression of “both parties” shall include their respective inheritor, assignee and allowed transferee and any person acquiring rights from them if context allows and unless otherwise stipulated on the contrary in the context.

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第二条	合同双方 Both parties to the contract

2.1	甲方 Party A

本合同的甲方为：OPU (HK) Holdings Limited，一家于中国香港注册的有限责任公司，其法定地址为Unit 1001,10/F. Infinitus Plaza 199 Des Voeux Road Central Hong Kong；
Party A to this Contract is: OPU (HK) Holdings Limited, which is a limited liability company registered in Hong Kong, China with its legal address at Unit 1001, 10/F. Infinitus Plaza 199 Des Voeux Road Central Hong Kong;

2.2	乙方 Party B

本合同的乙方为：杭州LKP有限公司，一家于中国注册的有限责任公司，其法定地址为杭州市
Party B to this Contract is: Hangzhou LKP Co., Ltd., which is a limited liability company registered in China with its legal address at Hangzhou City

第三条	公司 Company

3.1	成立公司 Establishment of the Company

双方同意，作为中外合资企业的公司应在其从工商局获发其中外合资经营企业营业执照之日为根据本合同条款的成立。
Both parties agree that the Company which is a Chinese-Foreign joint venture shall be established according to the articles of this Contract on the date when it obtains the Business License of Chinese-Foreign Joint Venture issued by Administration for Industry and Commerce.

公司的名称为“浙江玖松医药管理有限公司”（暂定名，以工商登记为准）。
The name of the Company is “Zhejiang Jiusong Pharmaceutical Management Co., Ltd.” (tentatively, subject to the industrial and commercial registration).

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公司的法定地址为“杭州经济技术开发区上沙路226-201号”（暂定地址，以工商登记为准）。
The legal address of the Company is “226-201 Shangsha Road, Hangzhou Economic-Technological Development Area” (tentatively, subject to the industrial and commercial registration).

3.2	有限责任公司 Limited Liability Company

公司是按中国法律成立的有限责任公司。每一方以其所认缴的出资额为限对公司承担有限责任，公司以其全部财产对公司的债务承担责任。
The Company is a limited liability company established according to the laws of China. Each party shall assume limited liability for the Company to the limit of its respective contribution amount and the Company will assume responsibility for the debts of the Company based on all its assets.

3.3	遵守中国法律 Obedience by Laws of China

公司的一切活动应遵守中国公布的有关法律法规，并有权享受其保护。
All the activities of the Company shall abide by the relevant laws and regulations published by China and have the right to enjoy their protection.

第四条	经营范围 Scope of business

4.1	公司的经营范围应为：企业管理咨询，非医疗健康管理咨询（需行医许可证的项目除外）。批发、零售：第Ⅰ类、第Ⅱ类医疗器械，日用百货，初级食用农产品，卫生消毒用品；实业投资，投资咨询，投资管理。（具体以工商登记为准）
The scope of business of the Company shall be: Enterprise management consultation, non-medical-treatment health management consultation (excluding items requiring practice license). Wholesale and sales: Medical equipment of Category I and Category II, articles of daily use, primary edible agricultural products and hygiene and disinfection supplies; industrial investment, investment consultation and investment management. (With particulars subject to the industrial and commercial registration)

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4.2	双方同意公司的业务应以对公司最有利的方式，且应根据届时所适用的业务及运营计划运作。
Both parties agree that the business of the Company shall be operated in a manner most beneficial to the Company according to the applicable business and operating plan at that time.

第五条	投资总额和注册资本 Total investment and registered capital

5.1	投资总额 Total Investment

公司的投资总额为贰佰万（2,000,000）美元。投资总额与公司注册资本的差额由公司通过银行或其他借款人提供的贷款或其他借款方式解决。
The total investment of the Company is USD two million ($2,000,000) whose balance with the registered capital of the Company will be solved by the Company through the loan provided by the bank or other lenders or in other borrowing modes.

5.2	注册资本和出资比例 Registered Capital and Contribution Proportion

公司的注册资本为壹佰陆拾万（1,600,000）美元。其中：
The registered capital of the Company is USD one million six hundred thousand ($1,600,000), in which:

(a)	甲方的出资为捌拾壹万陆仟（816,000）美元，占公司注册资本的51%； Party A contributes USD eight hundred and sixteen thousand ($816,000), accounting for 51% of the registered capital of the Company;

(b)	乙方的出资为相当于柒拾捌万肆仟（784,000）美元的等值人民币，占公司注册资本的49%。
Party B contributes the equivalent in RMB of USD seven hundred and eighty-four thousand ($784,000), accounting for 49% of the registered capital of the Company;

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甲方和乙方应根据公司经营发展的需要进行出资，在任何情况下，甲方和乙方应在2019年12月31日前完成出资。
Party A and Party B shall contribute according to the operating and development demand of the Company and Party A and Party B shall complete contribution before Dec. 31, 2019 in any case.

公司股东以人民币出资的，实际出资金额按付款当日中国人民银行公布的美元与人民币汇率的银行中间价折换。
Where the shareholder of the Company contributes in RMB, the actual contribution amount shall be converted according the central parity rate of bank between USD and RMB published by the People’s Bank of China at the current date of payment.

公司应向每一方出具一份经董事长签名的出资证明书，用以确认该方在公司中所作之出资以及所持有之股权比例。
The Company shall issue a contribution certificate signed by the Board Chairman to each party to confirm the contribution made by such party in the Company and the shareholding proportion held by it.

5.3	注册资本的增加或减少 Increase or Decrease of Registered Capital

5.3.1	受限于本合同的约定，经董事会根据下文第7.3款之规定通过决议，公司可以增加或减少其注册资本。
Restricted by the agreement in this Contract, the Company may increase or decrease its registered capital through resolution by the Board of Directors according to the stipulation in Article 7.3 as below.

5.4	股权转让 Stock Equity Transfer

5.4.1	除非经公司其他股东事先书面同意，任一方股东（下称“拟转让方”）不得将其持有的公司股权转让或抵押给任何第三方。
Unless agreed by the other shareholders of the Company in writing beforehand, either shareholder (hereinafter referred to as “Quasi Transferor”) shall not transfer or mortgage the stock equity of the Company held by it to any third party.

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5.4.2	受制于本第5.4款的其他约定，当拟转让方意图转让、出售或以其他方式处置其在公司中的全部或部分股权（下称“转让”），其应首先以书面方式通知其他股东：(i) 其作出转让的意图，(ii) 其意图转让的权益，(iii) 转让的条款和条件，及 (iv) 拟受让方的身份（合称“转让通知”）。其他股东有权在收到该等转让通知后三十（30）日内根据其自行选择决定：(i)以和拟受让方同等的条件优先购买该等股权；或(ii)以和拟受让方为购买股权而提出的同等条件按持股比例优先出售持有的股权。
Restricted by other agreements in this Article 5.4, when Quasi Transferor intends to transfer, sell or otherwise dispose all or part of its stock equity in the Company (hereinafter referred to as “transfer”), it shall notify the other shareholders in writing in advance of: (i) its intention to transfer, (ii) the rights and interests which it intends to transfer, (iii) terms and conditions of transfer, and (iv) the identity of the Quasi Transferee (called “Transfer Notice” collectively). The other shareholders have the right to decide at its own option within thirty (30) days after receipt of such Transfer Notice: (i) to purchase such stock equity in priority under the condition equal to that of the Quasi Transferee; or (ii) to sell the held stock equity in priority according to the shareholding proportion with the equal condition raised by the Quasi Transferee for purchase of stock equity.

如果拟转让方未能在收到转让通知后三十（30）日内作出以上决定或其明确通知拟转让方其无意行使上述权利，则拟转让方可基于该等转让通知所述的条款和条件将有关股权转让给拟受让方，并应在签署关于该等转让的协议后的十五（15）日内向其他股东提供该等协议的一份经公司盖章的复印件。
If the Planned Transferor fails to make the above decision or it clearly notifies the Quasi Transferor that it has no intention to exercise the aforesaid rights within thirty (30) days after receipt of the Transfer Notice, the Quasi Transferor may transfer the relevant stock equity to the Quasi Transferee based on the terms and conditions mentioned in such Transfer Notice and provide one photocopy of such agreement sealed by the Company to other shareholders within fifteen (15) days after the agreement on such transfer has been signed.

尽管有前述规定，双方同意，外方股东可将其在公司注册资本中拥有的全部或部分权益出售或转让给其关联方，而不受第5.4.1款和第5.4.2款的限制。
Notwithstanding the foregoing, both parties agree that the foreign shareholder may sell or transfer all or part of its rights and interests owned by it in the registered capital of the Company to its affiliated party without restriction of Article 5.4.1 and Article 5.4.2.

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5.4.3	本合同第5.4款未约定的关于股权转让的其他事项，双方应遵守《公司法》的有关规定并根据《公司法》享有关于股权转让的其他权利。
As regards the other matters on stock equity transfer not agreed in Article 5.4 of this Contract, both parties shall observe the relevant stipulations of the Company Law and enjoy the other rights on stock equity transfer according to the Company Law.

第六条	每一方的责任 responsibility of each party

6.1	外方股东的责任 Responsibility of the Foreign Shareholder

除在本合同规定的其他责任以外，外方股东应负责以下事项：
Except for the other responsibilities stipulated in this Contract, the foreign shareholder shall be responsible for the following:

(a)	按照本合同的规定向公司缴付出资款； Pay the contribution amount to the Company according to the stipulations of this Contract;

(b)	及时推荐其将根据本合同委派担任为本合同规定的董事会成员及担任管理职务的人选；
Recommend the person who will be appointed by it to assume the member of the Board of Directors as stipulated in this Contract and assume the management position according to this Contract timely;

(c)	及时向公司提供办理有关公司登记的相关文件；及 Provide the relevant documents in respect of Company registration to the Company timely; and

(d)	严格履行其在本合同、章程和其他双方间达成的书面协议中规定的义务。 Perform its obligations stipulated in this Contract, Articles of Association and other written agreements made by and between both parties.

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6.2	中方股东的责任 Responsibility of the Chinese Shareholder

除在本合同中规定的其他责任以外，中方股东应负责以下事项：

Except for the other responsibilities stipulated in this Contract, the Chinese shareholder shall be responsible for the following:

(a)	按照本合同的规定向公司缴付出资款； Pay the contribution amount to the Company according to the stipulations of this Contract;

(b)	为公司设立及后续变更事项（如有）而向商务部门申请备案，在工商局办理公司的登记及后续变更事项（如有）以及获得公司的营业执照；
Apply for filing to the commercial department for the establishment and follow-up alterations (if any) of the Company, handle registration and follow-up alterations (if any) of the Company at Administration for Industry and Commerce and obtain the Business License of the Company;

(c)	及时推荐其将根据本合同委派担任为本合同规定的董事会成员及担任管理职务的人选；
Recommend the person who will be appointed by it to assume the member of the Board of Directors as stipulated in this Contract and assume the management position according to this Contract timely;

(d)	向适当的中国税务、外汇管理和其他机构进行公司的登记（如需）； Conduct registration of the Company to appropriate institutions for taxation, foreign exchange management and others of China (if necessary);

(e)	严格履行其在本合同、章程和其他双方间达成的书面协议中规定的义务； Perform its obligations stipulated in this Contract, Articles of Association and other written agreements made by and between both parties strictly.

(f)	协助公司招聘合格的各类专业人员和其他所需人员； Assist the Company to recruit various kinds of professionals and other required personnel;

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(g)	协助公司租赁办公用房、购置办公用具、交通工具、通讯设施等；及 Assist the Company to lease office occupancy, and purchase office supplies, vehicles, communication facilities and so on; and

(h)	利用业务渠道资源，协助公司承接经营范围内的各种业务。 Take advantage of business channel resource to assist the Company to undertake various kinds of businesses within the scope of business.

第七条	董事会和监事
board of directors and supervisor

7.1	董事会的权力 Power of the Board of Directors

董事会应为公司的最高权力机关。董事会应于公司注册登记并经工商局签发其营业执照之日成立。

The Board of Directors shall be the organization of supreme power of the Company, which shall be established on the date when the Company is registered at and issued with Business License by the Administration for Industry and Commerce.

7.2	董事会的组成 Composition of the Board of Directors

7.2.1	董事会应由三（3）名董事组成（包括董事长一（1）名），其中外方股东委派二（2）名，中方股东委派一（1）名。当外方股东和中方股东持有的股权比例发生变化时，董事会的组成应作相应调整以反映该等变化。
The Board of Directors shall consist of three (3) directors (including one (1) Board Chairman), including two (2) appointed by the foreign shareholder and one (1) appointed by the Chinese shareholder. When the stock equity proportion held by the foreign shareholder and Chinese shareholder is changed, the composition of the Board of Directors shall be adjusted accordingly to reflect such change.

每一位董事（包括董事长）的任期均应为三（3）年，且经原委派方重新委派，可以连任。

Each director (including Board Chairman) enjoys tenure of three (3) years, who can continue the post by re-appointment of the original appointing party.

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7.2.2	董事长应由外方股东委派的董事担任。 The Board Chairman shall be assumed by the director appointed by the foreign shareholder.

7.2.3	一方可随时通过向公司发出书面通知并向其他方抄送该通知的副本，撤换其有权委派的任何董事。如因董事退休、撤换、辞职、生病、丧失行为能力或死亡致使董事会席位出现空缺，该董事的原委派方可委派继任者完成该董事的任期。
Either party may dismiss and replace any director whom it has the right to appoint by issuing a written notice to the Company and copy the counterpart of such notice to the other parties. In the event of any vacancy of the seat in the Board of Directors because the director retires, is dismissed and replaced, resigns, is ill, loses the capacity for act or is dead, the original appointing party of such director may appoint a successor to complete the tenure of such director.

7.2.4	公司董事应当遵守法律、行政法规和公司章程，对公司负有忠实义务和勤勉义务。
The directors of the Company shall observe the laws, administrative rules and the Articles of Association of the Company and have the obligation to be honest and diligent to the Company.

7.3	董事会的决议 Resolution of the Board of Directors
7.3.1	董事会应决定与公司有关的一切重大事宜。以下事项须经出席董事会会议的董事一致通过，方可作出决议：
The Board of Directors shall make decisions on all the important issues in respect of the Company. A resolution may be made for the following matters only through unanimous approval of the directors attending the Board Meeting:
(a)	公司章程的修改； Modification of the Articles of Association of the Company;

(b)	公司的终止、解散； Termination and dissolution of the Company;

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(c)	公司注册资本的增加或减少； Increase or decrease of the registered capital of the Company;

(d)	公司的合并、分立； Merger and division of the Company;

(e)	决定任免或聘用公司总经理和财务负责人，并决定公司总经理、财务负责人的工资、待遇、福利及奖惩办法；
Decide to appoint, dismiss or recruit the General Manager and financial principal of the Company, and decide their salary, treatment, welfare and methods of reward and punishment;

(f)	审议批准公司总经理提出的年度财务预算方案、决算方案； Deliberate and approve the yearly financial budget scheme and final settlement scheme put forward by the General Manager of the Company;

(g)	审议批准公司总经理提出的利润分配方案和弥补亏损方案； Deliberate and approve the profit distribution scheme and loss make-up scheme put forward by the General Manger of the Company;

(h)	对发行公司债券作出决议； Make a resolution on issuance of Company’s bonds;

(i)	决定公司的经营方针和投资计划，及决定公司在人民币伍拾万（500,000）元以上的对外投资；
Make a decision on the operating policy and investment plan of the Company and make a decision on the external investment more than RMB Five hundred thousand (￥500,000) of the Company;

(j)	决定公司每一个财政年度中在已批准的预算之外的任何单笔超过人民币贰佰万（2,000,000）元的开支或累计超过人民币壹仟万（10,000,000）元的开支；
Make a decision on any sum of expenditure more than RMB Two million (￥2,000,000) singly or more than RMB Ten million (￥10,000,000) accumulatively in excess of the approved budget in each fiscal year of the Company;

(k)	决定公司单笔金额在人民币贰佰万（2,000,000）元以上或每一个财政年度中累计金额在人民币壹仟万（10,000,000）元以上的借款及融资；
Make a decision on any borrowing and financing more than RMB Two million (￥2,000,000) singly or more than RMB Ten million (￥10,000,000) accumulatively in each fiscal year of the Company;

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(l)	审议批准公司将其财产或权益对外抵押、质押、提供其他担保或转让； Deliberate and approve the external mortgage, pledge, provision of other guarantee or transfer of its property or rights and interests by the Company;

(m)	审议批准公司的关联交易；及 Deliberate and approve the related transaction of the Company; and

(n)	决定延长公司的经营期限。 Make a decision to prolong the operating period of the Company.

7.3.2	除上述第7.3.1款约定的事项需经出席董事会会议的董事一致通过外，公司董事会其他决议事项须经出席董事会会议的二分之一以上董事通过方可作出决议：
Except for the matters agreed in above Article 7.3.1 which need unanimous approval of directors attending the Board Meeting, a resolution may be made only with over half of directors attending the Board Meeting in respect of other resolutions of the Board of Directors:

(a)	批准聘请独立的会计师对公司进行财务审计； Approve the employment of an independent accountant to conduct financial auditing to the Company;

(b)	批准公司具体的管理政策； Approve the specific management policy of the Company;

(c)	批准公司具体的经营政策和有关经营的规章制度； Approve the specific operating policy and rules and regulations on operation of the Company;

(d)	决定各项基金的提取比例；及 Make a decision on withdrawn proportion of each fund; and

(e)	其他法律规定、本合同约定或公司董事会认为需要由董事会决议的事项。 Other matters necessary for resolution of the Board of Directors as stipulated by laws, agreed in this Contract or deemed by the Board of Directors of the Company.

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7.4	董事长 Board Chairman

董事长是公司的法定代表人。董事长应负责召集和主持董事会会议。董事长因故不能履行其职责时，应由董事长委托的另一名董事代行此等职责。
The Board Chairman is the legal representative of the Company, who shall be responsible to convene and preside over the Board Meeting. When the Board Chairman cannot fulfil its duty for some reason, another director entrusted by the Board Chairman shall exercise such duty on behalf.

7.5	董事会会议 Board Meeting

7.5.1	董事会至少应每季度召开一次董事会会议，董事会会议有三分之二以上董事出席方为有效；但是，若经两次正式书面通知，且该等通知可以证明已经有效送达，但出席董事会的董事（包括其授权委托的代表）仍不足三分之二的，董事会可以召开会议并作出决议，在该等情况下，通过决议的最低票数依据《公司法》规定。董事会会议原则上在公司所在地举行，且经董事会一致决定亦可在中国境内外其他地方举行。通过电话会议或其他类似通讯方式参会应等同于在该等会议上亲自参会。
The Board of Directors shall convene the Board Meeting once a quarter at least which shall be valid only with over two thirds of directors to attend; however, if, through two formal written notices which can be certified to have been served validly, the directors attending the Board Meeting (including the representative authorized and entrusted by it) are still less than two thirds, the Board of Directors may convene a meeting and make resolutions, and the minimum votes to resolution under such condition shall be in accordance with the Company Law. In principle, the Board Meeting shall be held where the Company is located and it also may be held in other place in or out of the territory of China through unanimous determination of the Board of Directors. Attendance to the meeting by telephone or in other similar communication mode is equal to attendance to such meeting in person.
7.5.2	如果任何董事不能出席董事会会议，其可出具书面委托书授权其他人代表其出席该次会议。该名代表应代表该董事表决。
If any director cannot attend the Board Meeting, it may issue a written Power of Attorney to authorize others to attend such meeting on behalf and such representative shall decide by vote on behalf of such director.

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7.5.3	经三分之一以上董事或监事提前五（5）日书面提议并列明讨论事宜，董事长应在中国境内的一个便利的地点召开董事会临时会议。
If above one third of directors or supervisors propose and clearly list the matters to be discussed in writing five (5) days in advance, the Board Chairman shall convene an extraordinary Board Meeting at a convenient place within the territory of China.

7.5.4	董事会可采用通过书面决议的方式代替董事会会议，前提是该项决议发送给全体董事并经所有董事会成员签署赞成方可被视为该决议获得通过。
The Board of Directors may adopt written resolution to substitute Board Meeting under the premise that such resolution has been sent to all the directors and signed by all the members of the Board of Directors for approval, and the resolution shall be deemed as approved.

7.5.5	董事会决议和纪要应当以中文书写，经与会董事或董事委托的代表签署后由公司归档保存并抄送双方。
The resolution of the Board of Directors and minutes shall be made in Chinese, which shall be filed and kept by the Company and copied to both parties after signatures of the attending directors or representatives entrusted by directors.

7.5.6	召开任何董事会会议应由董事长提前十（10）日向各董事发出书面通知，通知应包括会议召开的时间和地点及准备讨论的议案。
For convening of any Board Meeting, the Board Chairman shall send a written notice to each director ten (10) days in advance, including the time and place to convene the meeting and the proposal to be discussed.

7.6	监事 Supervisor

7.6.1	公司不设监事会，设监事一（1）名，负责公司的全面的监督工作，由外方股东委派。监事任期为三（3）年，且可以连任。
The Company does not set up the Board of Supervisors, but only has one (1) supervisor who is responsible for the overall supervision of the Company and appointed by the foreign shareholder. The supervisor enjoys tenure for three (3) years, who can continue its post.

公司监事应当遵守法律、行政法规和公司章程，对公司负有忠实义务和勤勉义务。
The supervisor of the Company shall observe the laws, administrative rules and the Articles of Association of the Company and have the obligation to be honest and diligent to the Company.

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7.6.2	监事具有下列职权： The supervisor has the following function and power:

(a)	检查公司财务； To check up the finance of the Company;

(b)	对董事、高级管理人员执行公司职务的行为进行监督，对违反法律、行政法规、公司章程或者董事会决议的董事、高级管理人员提出罢免的建议；
To supervise the behaviour of the directors and senior management personnel to execute the duty of the Company and to propose to dismiss the directors and senior management personnel who violate laws, administrative rules, Articles of Association of the Company or resolutions of the Board of Directors;

(c)	当董事、高级管理人员的行为损害公司的利益时，要求董事、高级管理人员予以纠正； To require the directors and senior management personnel to correct when their behaviour damages the benefit of the Company;

(d)	依照《公司法》规定，对董事、高级管理人员提起诉讼； To file a lawsuit to the directors and senior management personnel according to Company Law;

(e)	列席董事会会议，并对董事会决议事项提出质询或者建议； To sit in on the Board Meeting and put forth inquiry or advice to the matters resolved by the Board of Directors;

(f)	发现公司经营情况异常，可以进行调查；必要时，可以聘请会计师事务所等协助其工作，费用由公司承担；
To investigate if it is found the operating condition of the Company abnormal; when necessary, to employ an accounting firm and others to assist its work at the cost of the Company;

(g)	对聘任或更换公司的审计师提出建议；及 To put forth advice on the employment or replacement of auditor of the Company; and

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(h)	公司章程规定的其他职权。 Other function and power stipulated by the Articles of Association of the Company.

第八条	经营管理组织 operating and management ORGANIZATION
8.1	管理制度 Management System

8.1.1	公司应采用由总经理负责公司日常管理和经营的管理制度。总经理应由中方股东提名，并由董事会聘任与解聘，每次任期三（3）年。
The Company adopts the management system that the General Manager is responsible for the daily management and operation of the Company. The General Manager shall be nominated by the Chinese shareholder and employed and dismissed by the Board of Directors, each of whose tenure is three (3) years.

财务负责人应由外方股东提名，并由董事会聘任与解聘，每次任期三（3）年。总经理及财务负责人之外的其他管理层人员，应由总经理提名，并基于董事会授权由总经理聘任与解聘，任期为三（3）年或其认为合适的年限。
The financial principal shall be nominated by the foreign shareholder and employed and dismissed by the Board of Directors, each of whose tenure is three (3) years. The other personnel at management level except for the General Manager and financial principal shall be nominated by the General Manager and employed and dismissed by the General Manager based on the authorization of the Board of Directors with tenure of three (3) years or period it deems appropriate.

8.1.2	总经理、财务负责人以及其他管理层人员可连聘连任。总经理、财务负责人以及其他管理层人员应尽其最大努力为公司服务。公司总经理、财务负责人以及其他管理层人员应当遵守法律、行政法规和公司章程，对公司负有忠实义务和勤勉义务。
The General Manager, financial principal and the other personnel at management level may continue the post by re-employment, who shall try their best to serve the Company. The General Manager, financial principal and the other personnel at management level of the Company shall observe the laws, administrative rules and the Articles of Association of the Company and have the obligation to be honest and diligent to the Company.

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8.1.3	总经理和财务负责人应直接向董事会汇报。其他管理层人员应向总经理汇报。
The General Manager and financial principal shall report to the Board of Directors directly and the other personnel at management level shall report to the General Manager.

8.2	总经理的责任 Responsibility of the General Manager

总经理应执行董事会的各项决议，并根据这些决议，组织并指导公司的经营和销售以及公司的日常经营和管理工作。总经理有权行使董事会或（如适用）各股东所授权的其他责任、权力和职责。总经理的具体权力和权限在本合同第8.6款中规定。
The General Manager shall execute all the resolutions of the Board of Directors and organize and guide the operation and sales of the Company as well as the daily operation and management of the Company according to these resolutions. The General Manager has the right to exercise other responsibility, power and duty authorized by the Board of Directors or (if applicable) each shareholder. The specific power and authority of the General Manager will be provided in Article 8.6 of this Contract.

8.3	年度计划、业务计划、运营计划以及季报与月报 Yearly Plan, Business Plan, Operating Plan, Quarterly Report and Monthly Report

总经理应在财务负责人的协助下，应于每年的十一月编制并向董事会呈交下一年度的拟议年度计划、业务计划和运营计划。
The General Manager shall formulate and submit the proposed yearly plan, business plan and operating plan for the following year to the Board of Directors in November of each year under the assistance of the financial principal.

除了上述计划以外，总经理应在财务负责人的协助下，编制并向董事会与各股东呈交本合同第11.4款中规定的报告。
Except for the above plans, the General Manager shall formulate and submit the reports stipulated in Article 11.4 of this Contract to the Board of Directors and each shareholder under the assistance of the financial principal.

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8.4	不得同时兼任其他职位 No Assumption to Other Position Concurrently

8.4.1	未经董事会书面同意，总经理、财务负责人和其他管理层人员不得同时在另一个与公司相竞争的经济组织中任职。
Without the written consent of the Board of Directors, the General Manager, financial principal and the other personnel at management level shall not assume a post in another economic organization competitive with the Company concurrently.

8.4.2	公司的总经理、财务负责人和公司的任何其他管理层人员，不得同时从事任何可能会直接或间接与公司相竞争的任何业务或以其他方式同时受雇于任何其他企业。
The General Manager, financial principal and any other personnel at management level of the Company shall not engage in any business which may be competitive with the Company directly or indirectly or be employed by any other enterprise in other ways.

8.5	失职 Dereliction of Duty

若总经理、财务负责人或其他管理层人员有腐败或严重违约或失职行为的，董事会有权随时解聘。
If the General Manager, financial principal or the other personnel at management level is corruptive or breaches the contract seriously or is derelict, the Board of Directors has the right to dismiss it at any time.

8.6	总经理的职责和权限 Responsibility and Authority of the General Manager

在董事会规定的授权范围内，总经理应有以下职责和权限：
The General Manger shall have the following responsibility and authority within the scope of authorization stipulated by the Board of Directors:

(a)	实施本合同和章程，以及董事会或（如适用）各股东通过的各项决议； To implement this Contract and Articles of Association as well as all the resolutions approved by the Board of Directors or (if applicable) each shareholder;

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(b)	组织管理公司的日常经营活动，并向董事会与各股东提交本合同规定的报告； To organize and manage the daily operating activity of the Company and submit reports stipulated in this Contract to the Board of Directors or each shareholder;

(c)	拟订公司年度财务预算方案、决算方案； To work out yearly financial budget scheme and final settlement scheme of the Company;

(d)	拟订公司利润分配方案和弥补亏损方案； To work out the profit distribution scheme and loss make-up scheme of the Company;

(e)	拟订公司具体的管理制度； To work out specific management system of the Company;

(f)	拟订公司具体的经营政策和有关经营的规章制度； To work out specific operating policy and rules and regulations on operation of the Company;

(g)	聘请、解聘除应由董事会任免人员之外的其他管理人员； To employ or dismiss the other management personnel except for those appointed or dismissed by the Board of Directors;

(h)	受制于本合同及章程中的限制，负责公司的对外关系并代表公司与第三方签订商业文件和其他公司文件；及
Subject to the restriction of this Contract and Articles of Association, to take charge of the external relationship of the Company and sign commercial documents and other corporate documents with a third party on behalf of the Company; and

(i)	办理董事会授权范围内的其他事宜。 To handle other matters within the scope authorized by the Board of Directors.

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第九条	劳动管理 LABOUR management

9.1	劳动管理 Labour Management

公司职工的招收、招聘、辞退、工资、劳动保险、生活福利和奖惩等事宜应按照《中华人民共和国劳动法》、《中华人民共和国劳动合同法》及其他相关法律、法规的规定，由总经理制定方案，由公司同员工订立劳动合同加以规定。董事会有权审阅、修改或否决总经理制定的方案。
As regards enrolment, recruitment, dismissal, salary, labour insurance, life welfare, reward and punishment and other matters of the employees of the Company shall be stipulated by a scheme formulated by the General Manager and labour contract concluded by and between the Company and the employees according to the Labour Law of the People’s Republic of China, Labour Contract Law of the People’s Republic of China and other relevant laws and regulations. The Board of Directors has the right to review, modify or vote down the scheme formulated by the General Manager.

9.2	员工招聘 Recruitment of Employees

公司所需职工，应当主要通过公开招聘，经考核后择优录用，凡正式录用的职工均须签订劳动合同。
The employees required by the Company shall be recruited in an open manner mainly on a selective basis through assessment. All the employees employed formally shall sign the labour contract.

9.3	工会 Labour Union

公司的职工有权依照中国法律规定建立基层工会组织，开展工会活动。公司积极支持工会的工作，并按法律规定为工会组织提供活动经费。
The employees of the Company have the right to establish a grass-roots labour union organization according to the laws of China to carry out activities of labour union. The Company shall support the work of labour union actively and provide working expenditure for the labour union organization according to laws.

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第十条	公司的优惠地位 Preferential Status of the Company

公司和双方应尽其最大努力在需要及可能时，确保为公司获得中国法律和法规规定可以获得的最优惠待遇（如有）。
The Company and both parties shall try their best to ensure that the Company can obtain the most preferential treatment (if any) stipulated by laws and regulations of China when required and possible.

第十一条	税务、财务、审计和利润分配 Taxation, finance, auditing and profit distribution

11.1	税务 Taxation

公司应根据中国有关法律和法规纳税。双方应努力为公司、双方及其所有的人员获取根据中国法规和中国已经或将来缔结的有关条约或国际协议现在或将来可以享受的一切有关的免税、减税及优惠待遇。
The Company shall pay taxes according to the relevant laws and regulations of China. Both parties shall endeavour to obtain all the relevant tax exemption, tax reduction and preferential treatments which may be enjoyed now or in the future according to the regulations of China and relevant treaties or international agreements which have been or will be concluded by China for the Company, both parties and all of their personnel.

公司应按《中华人民共和国个人所得税法》或中国其他适用的法律和法规预提并向有关主管机关缴纳个人所得税。
The Company shall withhold and pay the individual income tax to the relevant competent authorities according to Individual Income Tax Law of the People’s Republic of China or other applicable laws and regulations of China.

11.2	会计制度 Accounting System

11.2.1	公司应根据中国财政部制定的《企业会计制度》和其他有关的财务制度编制完整、准确和适用的令双方均感满意的财务及会计账册及记录。
The Company shall formulate complete, correct and applicable financial and accounting books and records satisfactory to both parties according to the Accounting System for Business Enterprises and other relevant financial systems established by the Ministry of Finance of China.

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11.2.2	公司的财务会计应采用人民币作为记账本位币。凡是用不同于记账本位币的币种计算的现金、银行存款、外币贷款以及债权、债务、收支等应以实际收付币种记账。由于汇率差异而引起的汇兑损益应按中国财政部和其他相关中国政府部门颁布的外币交易的会计处理方法处理。
For the financial accounting of the Company, RMB shall be adopted as the bookkeeping base currency. For the cash, bank deposit, foreign currency loan and creditor’s rights, debts, income and expenditure and others calculated in a currency type different from the bookkeeping base currency, the accounts shall be kept in the actual currency type for receipt and payment. The exchange gain and loss resulted from exchange rate difference shall be settled according to the accounting arrangement method for foreign currency transaction promulgated by the Ministry of Finance of China and other relevant governmental departments of China.

11.2.3	公司的会计制度和程序以及纳税申报均应由公司的管理层按照中国适用的法律和法规编制。
The accounting system and procedures as well as the tax payment and declaration of the Company shall be formulated according to the applicable laws and regulations of China by the management level of the Company.

11.2.4	公司的财务年度应自每一个公历年度的1月1日至12月31日。公司的第一个财务年度应自公司的营业执照颁布之日至该同一公历年度的12月31日。公司的最后一个财务年度应自公司终止所在之公历年度的1月1日至前述终止发生之日。一切重要的财务和会计记录和报表均应经财务负责人和（如适用）董事会的签署和批准。
The fiscal year of the Company shall be from Jan. 1 to Dec. 31 of each Gregorian calendar year. The first fiscal year of the Company shall be from the issuance date of Business License of the Company to Dec. 31 of such Gregorian calendar year. The last fiscal year of the Company shall be from Jan. 1 of Gregorian calendar year when the Company is terminated to the occurrence date of preceding termination. All the important financial and accounting records and statements shall be signed and approved by the financial principal and (if applicable) the Board of Directors.

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11.3	银行账户 Bank Account

公司应向在中国被授权接受人民币和/或外汇存款的该等银行分别开立并保有人民币账户和外汇账户。如认为有必要，公司还可根据其经营需要并根据有关规定，向中国境外的金融机构开立外汇账户。
The Company shall open and maintain RMB accounts and foreign exchange accounts respectively at the banks authorized to accept RMB and/or foreign exchange deposit in China. If it is deemed necessary, the Company may also open foreign exchange accounts at the financial institution out of the territory of China according to its operating need pursuant to relevant regulations.

11.4	审计、提交报告和检查 Audit, Report Submission and Examination

11.4.1	董事会应选择聘请一家在中国注册的会计师事务所担任审计师并审核及验证公司的财务会计。聘用该等会计师事务所应由董事会根据以上第7.3款规定任命。审计师的审核结果应报告董事会、总经理以及各股东。公司应在财务年度结束后的九十（90）日内，将已审计的年度账目，连同独立审计师的审计报告，呈交双方及每名董事。
The Board of Directors shall select to employ an accounting firm registered in China to assume the auditor so as to audit and verify the financial accounting of the Company. Such accounting firm shall be employed through appointment of the Board of Directors according to above Article 7.3. The audit result made by the auditor shall be reported to the Board of Directors, General Manager and each shareholder. The Company shall submit the audited yearly accounts along with the audit report made by the independent auditor to both parties and each director within ninety (90) days after the end of fiscal year.

11.4.2	根据任一方的要求，公司应向该方交付（与公司及其会计并表主体相关的）下列文件：
According to the request of either party, the Company shall deliver the following documents (related to the Company and the subject of its consolidated accounting statements) to such party:

(a)	每月结束后10日内，按中国会计准则准备的财务报表； Financial statements prepared according to the China Accounting Standards within 10 days after the end of each month;

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(b)	每年结束后45日内，按中国会计准则审计的财务报表； Financial statements audited according to the China Accounting Standards within 45 days after the end of each year;

(c)	至少于新财政年度开始30日之前，经其董事会批准的年度预算计划； Yearly budget plan approved by its Board of Directors 30 days prior to the beginning of new fiscal year at least;

(d)	需要的其他信息。 Other required information.

11.5	认缴三项基金 Subscription of Three Funds

公司应根据法律要求，从其税后利润中提取储备基金、企业发展基金和职工奖励福利基金。在公司拥有税后利润的年度后的第一届董事会会议上，董事会应讨论且决定每项基金所提取的比例。董事会在决策时应考虑公司的业务情况。
The Company shall withdraw reserve fund, enterprise development fund and employee reward welfare fund from the after-tax profits according the legal requirement. The Board of Directors shall discuss and decide the withdrawn proportion of each fund in the first Board Meeting after the year when the Company owns after-tax profits. The Board of Directors shall take the business condition of the Company into consideration when making a decision.

11.6	利润分配和红利政策 Profit Distribution and Bonus Policy

任何税后利润的分配方案应由总经理向董事会提出，并由董事会根据以上第7.3款审议决定。分配方案应由董事会通过决议批准。公司的税后利润应根据双方在公司中的股权比例向双方进行分配。
The distribution scheme for any after-tax profits shall be put forward by the General Manager to the Board of Directors and deliberated and decided by the Board of Directors according to above Article 7.3. The distribution scheme shall be approved through resolution of the Board of Directors. The after-tax profits of the Company shall be distributed to both parties according to their shareholding proportion in the Company.

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第十二条	陈述和保证 Representation and warranties

12.1	外方股东的陈述和保证 Representation and Warranties of the Foreign Shareholder

外方股东在此分别陈述和保证如下：
The foreign shareholder makes the following representation and warranties respectively:

(a)	其是一家根据其注册地法律正式组建并有效存续的公司或营利性组织； It is a validly existing company or for-profit organization incorporated duly according to its local laws;

(b)	其拥有全面的法律权利、权力和权限签署本合同以及本合同中所述的其作为签约一方的所有合同和文件，并遵守和履行其在本合同及该等其他合同和文件项下的义务；
It owns full legal right, power and authority to sign this Contract and all the contracts and documents to which it acts as one party mentioned in this Contract, and to observe and fulfil its obligations under this Contract and other such contracts and documents;

(c)	其已获得一切同意、批准、授权且已采取其他所需措施，用以有效签署本合同及本合同所提及的、其作为签约一方的所有合同和文件，以及用以遵守和履行其在本合同及该等合同和文件项下的义务；及
It has obtained all consents, approvals and authorizations and has adopted other required measures to sign this Contract and all contracts and documents to which it acts as one party mentioned in this Contract effectively and to observe and fulfil its obligations under this Contract and such contracts and documents;

(d)	在中国及其注册地无针对其而提起的悬而未决或具有潜在威胁的、经合理预计将会造成重大债务、罚款、惩罚或其他义务且会对其履行本合同的能力产生负面影响的任何民事、刑事或行政判决、行为、诉讼、要求、权利主张、听证会、违法通知、调查或程序。
There are not any civil, criminal or administrative judgment, action, lawsuit, request, claims, hearing, notice of violation, investigation or procedure filed to it in China and its registered location, which are pending or potentially threatening, will cause major debts, fine, punishment or other obligations and will create negative impact on its capacity to fulfil this Contract through reasonable estimate.

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12.2	中方股东的陈述和保证 Representation and Warranties of the Chinese Shareholder

中方股东在此分别陈述和保证如下：
The Chinese shareholder makes the following representation and warranties respectively:

(a)	其是一家根据中国法律正式组建并有效存续的公司； It is a validly existing company incorporated duly according to the laws of China;

(b)	其拥有全面的法律能力、权利、权力和权限，用以签署本合同和本合同中所提及的、其作为签约一方的所有合同与文件，以及用以遵守和履行其在本合同及该等其他合同和文件项下的义务；
It owns full legal capacity, right, power and authority to sign this Contract and all the contracts and documents to which it acts as one party mentioned in this Contract and to observe and fulfil its obligations under this Contract and such other contracts and documents;

(c)	其已获得一切同意且已采取其他所需措施，用以有效签署本合同及本合同中所提及的、其作为签约一方的所有合同和文件，以及用以遵守和履行其在本合同以及该等合同和文件项下的义务；及
It has obtained all consents and has adopted other required measures to sign this Contract and all contracts and documents to which it acts as one party mentioned in this Contract effectively and to observe and fulfil its obligations under this Contract and such contracts and documents; and

(d)	在中国无针对其而提起的悬而未决或具有潜在威胁的、经合理预计将会造成重大债务、罚款、惩罚或其他义务且会对其履行本合同的能力产生负面影响的任何民事、刑事或行政判决、行为、诉讼、要求、权利主张、听证会、违法通知、调查或程序。
There are not any civil, criminal or administrative judgment, action, lawsuit, request, claims, hearing, notice of violation, investigation or procedure filed to it in China, which are pending or potentially threatening, will cause major debts, fine, punishment or other obligations and will create negative impact on its capacity to fulfil this Contract through reasonable estimate.

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第十三条	保险 Insurance

13.1	公司的各项保险可向任何有权在中国提供此类保险的保险公司购买。投保险别、保险价值、保险期限等须基于公司的实际情况由董事会决定。
All the insurances of the Company may be purchased from the insurance company which has the right to provide such kind of insurance in China. The insurance coverage, value, term and others shall be determined by the Board of Directors according to the actual condition of the Company.

第十四条	不竞争 Non-competition

14.1	除非经外方股东事先书面同意，自本合同签订日起至中方股东不再作为公司股东之日后的二（2）年期限届满之日止的这段期间内的任何时间，中方股东不得且应促使其每一关联方不得，直接或间接地：
Except as agreed by the foreign shareholder in writing beforehand, the Chinese shareholder shall not facilitate each of its affiliated parties at any time during the period from the date when this Contract is signed to expiration of two (2) years after the Chinese shareholder ceases to act as the shareholder of the Company, directly or indirectly:

(a)	招引或试图诱使任何是或已是公司的顾客、供应商、代理商、贸易商、分销商或客户或已习惯同公司交易的任何人士、合伙商或公司离开公司；或
To induce or try to induce those which are or have been the customers, suppliers, agents, traders, distributors or clients of the Company or any person, partner or company which has got used of transactions with the Company to leave the Company; or

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(b)	招引或试图诱使任何截至本合同签订之日受聘于公司且从事技术或管理工作的任何人士离开公司，或向该等人士提供雇佣机会或雇佣该等人士，或向该等人士提供或与其签署任何服务合同。
To induce or try to induce any person who is employed by the Company and engages in technology or management up to the date when this Contract is signed to leave the Company, or to provide employment opportunity to or employ such person, or to provide any service contract to or sign the former with such person.

第十五条	保密 Confidentiality

15.1	除一方向其关联方以及其所聘请的专业机构或顾问所作的披露，或一方根据法律、或证券交易所、政府机关或其他有管辖权的管理或监督机构的规定所作的公告或披露之外，每一方应对有关公司、其业务或经营有关的、或属于任何其他一方的，或任何其他一方在谈判时为了本合同的磋商、成立、经营公司之目的而披露给该方的任何专有的、机密的或保密性的数据和资料、以及本合同本身（下称“保密资料”）保守秘密，且不得将其披露给任何第三方或第三人。
Except for the disclosure made by one party to its affiliated party and the professional institution or consultants employed by it, or the announcement or disclosure made by one party according to the stipulations of laws, or stock exchange, governmental authorities or other management or regulatory institutions with jurisdiction right, either party shall keep secret any exclusive, secret or confidential data and materials which are related to the Company, its business or operation, or belong to any other party, or are disclosed by any other party for the purposes of consultation of this Contract, establishment and operation of the Company upon negotiation, and this Contract itself (hereinafter referred to as “confidential materials”), and shall not disclose to any third party or third person.

15.2	任何一方不得为其本身目的或为除执行公司业务以外的任何其他目的使用任何其他一方的任何保密资料。
Either party shall not use any confidential materials of any other party for its own purpose or any other purpose except for execution of the business of the Company.

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第十六条	期限和保持有效 Term and Maintenance of effectiveness

16.1	公司的经营期限自工商局签发公司营业执照之日起，为期二十（20）年。在公司的经营期限或任何延长期届满前，双方可以依法延长公司的经营期限。
The operating period of the Company is twenty (20) years from the date when the Administration for Industry and Commerce issues the Business License to the Company. Both parties may prolong the operating period of the Company by law before the expiration of operating period or any prolonged period of the Company.

16.2	本合同第十五条、第十七条、第二十一条及第二十二条应在本合同终止后保持有效。 Article Fifteen, Article Seventeen, Article Twenty-one and Article Twenty-two of this Contract shall remain effective after this Contract is terminated.

第十七条	违约及违约赔偿 breach of contract and liquidated damages

17.1	违约 Brach of Contract

若一方未履行其在本合同项下的任何实质性义务或若该方在本合同项下的任何陈述或保证严重失实或不准确，则该方（下称“违约方”）已违反本合同。在这种情况下，任一履约方（下称“履约方”）可书面通知违约方，指出其已违反本合同且应在合理期限内（不应超过自该通知之日起六十（60）日）纠正该违约。
If either party does not fulfil any of its substantial obligations under this Contract or such party makes any seriously false or incorrect representation or warranty under this Contract, such party (hereinafter referred to as “defaulting party”) has violated this Contract. Under such condition, either observant party (hereinafter referred to “observant party”) may notify the defaulting party in writing to figure out that it has violated this Contract and it shall correct such breach of contract within a reasonable term (which shall not exceed sixty (60) days after such notification date).

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17.2	违约时的责任 Responsibility upon Breach of Contract

若出现违反本合同的情况，违约方应对履约方由于该违约方违反合同而引致的损失负责。
If this Contract is violated, the defaulting party shall be responsible for the losses caused to the observant party due to its breach of contract.

第十八条	终止和解散 termination and dissolution

19.1	在发生以下任何事件的情况下，公司可被解散，且本合同可被终止： The Company may be dissolved and this Contract may be terminated if one of the following events happens:

(a)	公司因第二十条规定的不可抗力事件而无法继续经营； Where the Company cannot be operated continuously due to a force majeure event stipulated in Article Twenty;

(b)	双方一致书面同意提前解散公司；或 Where both parties unanimously agree to dissolve the Company in advance in writing; or

(c)	本合同其他部分约定或双方另有其他约定或中国法律规定的终止事件发生。 The termination event agreed in other part in this Contract or agreed otherwise by both parties or stipulated by laws of China happens.

第十九条	清算 liquidation

19.1	清算委员会的委任 Appointment of the Liquidation Committee

19.1.1	在公司的经营期限届满或公司按第十八条之规定解散时，公司董事会应任命一个清算委员会（下称“清算委员会”）。清算委员会成员人数应与董事会成员人数相同，双方任命清算委员会成员的权利分配应与第7.2款规定的提名董事的权利分配相对应。
When the operating period of the Company expires or the Company is dissolved according to the stipulations in Article Eighteen, the Board of Directors of the Company shall appoint a Liquidation Committee (hereinafter referred to as “Liquidation Committee”), the number of whose members shall be equal to that of the Board of Directors, and both parties have the right to appoint members of Liquidation Committee in proportion to the right to nominate directors stipulated in Article 7.2 correspondingly.

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19.2	清算委员会的运作原则 Operating Principles of the Liquidation Committee

19.2.1	在制订及执行清算方案时，清算委员会应尽力为公司资产争取最高价。应优先考虑以公开拍卖的形式将公司资产售给国内及国外的买家，力求以合理的市场价格出售。
When the liquidation scheme is formulated and executed, the Liquidation Committee shall try to strive for the highest price for the assets of the Company, and it shall give priority to selling the assets of the Company to the seller at home and abroad in the form of public auction to strive to sell at a reasonable market price.

19.2.2	若公司发生任何清算、解散、歇业或终止情形，公司清偿债务后的剩余财产按照双方的出资比例进行分配。
If any liquidation, dissolution, out of business or termination happens to the Company, the remaining property after the Company pays off debts shall be distributed according to the contribution proportion of both parties.

第二十条	不可抗力 force majeure

20.1	概述 Overview

若任何一方因不可抗力事件（如下定义）而受阻履行其在本合同项下的义务，受阻一方应尽快书面通知其他方并在事件后的十五（15）日内，提供有关该等事件的详尽资料以及证明该事件的文件（包括官方主管部门的文件，如果适用的话），说明其不能履行或延迟履行本合同全部或部分条款的原因。
If either party is prevented from fulfilling its obligations under this Contract due to a force majeure event (as defined below), the prevented party shall notify the other parties in writing as soon as possible and provide the detailed materials of such event and documents evidencing such event (including documents of official competent department, if applicable) to explain why it cannot fulfil or will postpone fulfilling part or full of the articles of this Contract within fifteen (15) days after the event.

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“不可抗力事件”是指在签订本合同时任何一方均无法预知，且无法避免并克服其发生和后果的任何事件。不可抗力事件应包括但不限于地震、台风、洪水或其他自然灾害、火灾、爆炸、禁运、罢工、暴乱、战争、法律变更、行政命令或流行病等。
“Force majeure event” refers to any event whose occurrence and consequence are unpredicted, inevitable and unsurmountable by either party when this Contract is signed, which shall include but not limited to earthquake, typhoon, flood or other natural disasters, fire, explosion, embargo, strike, riot, war, change of laws, administrate order or epidemic disease, etc.

20.2	免除责任和通知 Exemption from Responsibility and Notice

如发生不可抗力事件，任何一方均无需对其他方因其无法履约或延迟履约而蒙受的任何损害、成本增加或损失负责，且该未能履约或延迟履约不应被视为违反本合同。声称发生不可抗力事件的一方应采取适当手段尽量减少或消除不可抗力事件的影响，并尽可能在最短的时间内尝试恢复被不可抗力事件影响的履约。
If a force majeure event happens, either party does not need to hold responsible for any damage, cost increase or loss suffered by the other party due to failure to fulfil or postponement of fulfilling, and such failure of fulfilment or postponement of fulfilment shall not be deemed as violation against this Contract. The one party claiming that a force majeure event happens shall adopt appropriate means to try to decrease or eliminate the influence from the force majeure event and shall try to recover fulfilment influenced by the force majeure event in the shortest time as much as possible.

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20.3	不可抗力事件延续 Duration of Force Majeure Event

如不可抗力事件或不可抗力事件的结果阻碍任何一方履行其在本合同项下的全部或部分义务，自该不可抗力事件发生之日起为期达一百二十（120）日或以上，则双方应根据不可抗力事件的影响，通过协商和股东一致投票，讨论决定是否终止本合同，免除受影响一方履行其在本合同项下的全部或部分义务，或延迟履行该等义务。
If a force majeure event or its consequence prevents either party from fulfilling part or all of its obligations under this Contract, both parties shall discuss to determine whether to terminate this Contract through negotiation and unanimous voting of shareholders according to the influence of the force majeure event, exempt the affected party from fulfilling all or part of its obligations under this Contract, or postpone fulfilling such obligation, provided that the force majeure event lasts for one hundred and twenty (120) days or above since its occurrence

第二十一条	适用法律 applicable law

本合同应受中国法律管辖，并按照中国法律解释。
This Contract is governed and interpreted by laws of China.

第二十二条	争议的解决 settlement to disputes

22.1	因本合同产生的或与本合同相关的任何争议、纠纷或权利主张（下称“争议”），包括与本合同的存续、有效性或终止有关的任何问题，应由双方通过友好磋商加以解决。如果在自一方通知任何其他方发生任何争议之日起的六十（60）个营业日内，未达成任何解决方案，则该争议应根据下文第22.2款提交仲裁。
Any controversy, dispute or claim arising from or related to this Contract (hereinafter referred to as “dispute”), including any issue related to the existence, validity or termination of this Contract, shall be solved by both parties through friendly negotiation. If no solution is reached within sixty (60) business days since one party notifies the other party of the occurrence of any dispute, such dispute shall be submitted for arbitration according Article 22.2 below.

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22.2	如果任何争议根据上文第22.1款被提交仲裁，应根据本第22.2款规定寻求解决该争议： If any dispute is submitted for arbitration according to preceding Article 22.1, such dispute shall be solved according to this Article 22.2:

(a)	双方应将该争议提交上海国际经济贸易仲裁委员会（下称“仲裁委”）根据其届时有效的规则和规定仲裁解决。
Both parties shall file such dispute to Shanghai International Economic and Trade Arbitration Commission (hereinafter referred to as “Arbitration Commission”) for arbitration in accordance with its rules and regulations in force at that time.

(b)	仲裁庭应由三（3）名仲裁员组成。外方股东应指定一（1）名仲裁员，中方股东应共同指定一（1）名仲裁员。上述两名仲裁员应在发出或收到仲裁申请书后三十（30）日内选定。首席仲裁员应由前述被指定的两名仲裁员指定。如果外方股东（作为一方）或中方股东（作为另一方）未能在仲裁开始日后的三十（30）日内指定其各自应指定的仲裁员，则应由仲裁委主任作出指定。
The arbitral tribunal consists of three (3) arbitrators, in which the foreign shareholder shall appoint one (1) arbitrator and the Chinese shareholder shall appoint one (1) arbitrator jointly. The above two arbitrators shall be selected within thirty (30) days after issuance or receipt of the application for arbitration. The chief arbitrator shall be appointed by the aforesaid two appointed arbitrators. If the foreign shareholder (as one party) or the Chinese shareholder (as the other party) fails to appoint the arbitrator which shall be appointed by it respectively within thirty (30) days after the beginning of the arbitration, the Director of the Arbitration Commission shall appoint one.

(c)	仲裁裁决应是终局的，对仲裁程序的双方当事人均具有约束力。双方应执行和履行仲裁裁决。双方明确确认，任何根据本合同规定的程序所作出的仲裁裁决应被视为以上海为仲裁地作出。
The arbitration award shall be final and binding upon both parties concerned to the arbitration procedures. Both parties shall execute and fulfil the arbitration award. Both parties clearly confirm that any arbitration award made according to the procedures stipulated in this Contract shall be deemed to have been made in Shanghai as its seat of arbitration.

22.3	当发生任何争议并且任何争议处于仲裁期间，除争议事项以外，双方应继续行使其各自剩余的权利，并履行其在本合同项下剩余的义务。
When any dispute happens and it is pending during the arbitration period, both parties shall continue exercising their respective remaining rights and fulfilling their remaining obligations under this Contract except for the disputed matter.

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第二十三条	语言 language

本合同以中文书写和签署。如需要，双方也可以签署英文版本，若中文与英文版本不一致的，以中文版本为准。
This Contract is written and signed in Chinese. If needed, both parties may also sign an English version. Where the Chinese version is inconsistent with the English version, the Chinese version shall prevail.

第二十四条	效力、修订及其他 effect, amendment and others

24.1	标题 Headline

条款的标题仅为方便参考而设，且不具有法律效力。
The headlines of articles are for reference only, which do not have legal force.

24.2	生效和备案 Effectiveness and Filing

24.2.1	本合同自经双方签署后生效。 This Contract shall take effect after signatures of both parties.

24.2.2	本合同应提交工商局及其他政府部门（如需）登记备案。 This Contract shall be submitted to the Administration for Industry and Commerce and other administrative departments (if required) for registration and filing.

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24.3	修订 Revision

对本合同的任何修订应仅在本合同双方签署书面协议后生效。
Any revision made to this Contract shall take effect after both parties to this Contract sign a written agreement.

24.4	弃权 Waiver

任何一方未行使或延迟行使本合同项下的任何权利或补救并不构成其放弃这些或任何其他的权利或补救。任何一方一次行使或部分行使本合同项下任何权利或其他补救不应影响其再次行使该项权利或补救或任何其他权利和补救。
That either party does not exercise or postpones exercising any right or remedy under this Contract does not constitute its waiver to these or any other right or remedy. That either party exercises any right or other remedies under this Contract once or partially shall not influence it to exercise such right or remedy or any other right and remedy again.

24.5	可分性 Severability

如果本合同的任何条款或其任何部分被依法认为是不合法、无效或不可执行，其他条款将不受影响。
If any article or any part of this Contract is deemed illegal, invalid or unenforceable, the other articles will be free from influence.

24.6	通知 Notice

24.6.1	双方之间的一切通知均应以中文写成，经专人送达、电子邮件或快递递送至以下地址： All the notices between both parties shall be written in Chinese to send to the following addresses by personal service, e-mail or express delivery:

(a)	外方股东 Foreign shareholder

地址：	Suite 1608, One Exchange Square, 8 Connaught Place, Central, Hong Kong
Address:	Suite 1608, One Exchange Square, 8 Connaught Place, Central, Hong Kong

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联系方式：	传真：
Contact Way:	Fax:

电邮：
E-mail:

抄送：
Copy to:

收件人：
Addressee:

(b)	中方股东 Chinese shareholder

地址：	杭州市
Address:	Hangzhou City

联系方式：	传真：
Contact Way:	Fax:

电邮：
E-mail:

收件人：
Addressee:

24.6.2	通知在下列时间应被视为已送达： The notice shall be deemed to have been served:

(a)	如果以专人递送，则在交付时； Upon delivery if it is sent by personal delivery;

(b)	如果以电子邮件发送，则在传送时；及 Upon transmission if it is sent by e-mail; and

(c)	如果以快递递送，则在发送日后的第四（4）个营业日。 At the fourth (4) business day after being sent if it is sent by express delivery.

24.6.3	每一方可在任何时候按照本第24.6款的规定通过向其他方发出其更改其接收通知的地址的书面通知而更改其接收地址。
Either party may change its address for reception through sending a written notice to the other party to notify for the change of its address to receive the notice according to the stipulations in this Article 24.6 at any time.

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24.7	文本 Text

本合同正本一式五（5）份。每一方及公司应分别保存一（1）份，其他用于办理工商登记或其他政府部门（如需）的备案事项。
This Contract is made in five (5) originals with each party and the Company holding one (1) original respectively, and the others are used to handle industrial and commercial registration or filing matters to the other governmental departments (if required).

24.8	其他 Others

在涉及数字时，本合同所称的“以上”包括本数。
When it comes to number, the “above” mentioned in this Contract includes the number itself.

（以下无正文）
(No Main Body Below)

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（本页无正文，为合资经营合同之签字页）
(This page is intentionally left blank, which is the signature page for Joint Venture Contract)

兹此，双方或其授权代表已分别于文首所列日期签署本合同，以昭信守。
In Witness Whereof both parties or their authorized representatives have signed this Contract respectively on the date first above written.

CareRetail (HK) Holdings Limited

授权代表： Authorized Representative:

签字：___________ Signature: ___________

合资经营合同-签署页

（本页无正文，为合资经营合同之签字页）
(This page is intentionally left blank, which is the signature page for Joint Venture Contract)

兹此，双方或其授权代表已分别于文首所列日期签署本合同，以昭信守。
In Witness Whereof both parties or their authorized representatives have signed this Contract respectively on the date first above written.

杭州九洲大药房 有限公司（章）
Hangzhou Jiuzhou Grand Pharmacy Co., Ltd.

法定代表人： Legal Representative:

签字：___________ Signature: ___________

合资经营合同-签署页